Exhibit 99.3
Unique Fabricating, Inc. and Intasco Pro Forma
Condensed Combined Financial Information
The following unaudited pro forma condensed combined financial information are based upon the historical consolidated financial statements of Unique Fabricating, Inc. (the “Company”) and the historical combined financial statements of Intasco Corporation and Intasco USA, Inc. (together “Intasco”). The Unaudited Pro Forma Condensed Combined Statement of Operations combine the historical statements of the Company and Intasco, for the nine months ended October 4, 2015 and October 31, 2015, respectively, and for the year ended January 4, 2015, and January 31, 2015, respectively, giving effect to the acquisition as if it had occurred on December 30, 2013. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheets of the Company and Intasco as of October 4, 2015 and October 31, 2015, respectively, giving effect to the acquisition as if it had occurred on October 4, 2015. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations. Please note that the Company's fiscal year end and quarterly period end are different from Intasco as the Company's reporting periods end on the Sunday closest to the end of the quarterly and yearly periods and Intasco's reporting periods, prior to the acquisition, ended on January 31 for its fiscal year and October 31 for the nine months period presented. Regulation S-X Rule 11-02 (c) provides that as long as the registrant and the acquired company's period ending dates are within 93 days of each other, those differing periods can be used for pro forma presentation purposes and no recasting of periods is needed. As a result no adjustments have been made to the pro forma statements for these date differences. The unaudited pro forma combined financial statements were based on and should be read in conjunction with the:

●
separate historical consolidated financial statements and the related notes of the Company in our Prospectus filed July 1, 2015 as of and for the year ended January 4, 2015 and in Form 10-Q as of and for the nine months ended October 4, 2015; and

●
separate historical combined financial statements and the related notes of Intasco as of January 31, 2015 and January 31, 2014 and for the years ended January 31, 2015 and January 31, 2014 included as Exhibit 99.1 to this Form 8-K/A, and as of October 31, 2015 and January 31, 2015 and for the nine months ended October 31, 2015 and October 31, 2014 included as Exhibit 99.2 to this Form 8-K/A.

The unaudited pro forma condensed combined financial information have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the acquisition of Intasco been completed as of the dates or at the beginning of the periods indicated. In addition, the unaudited pro forma combined financial information do not purport to project the future financial position or operating results of the Company including the results of Intasco.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of October 4, 2015

	Historical Unique Fabricating, Inc.	Historical Intasco	Pro Forma Adjustments		Pro Forma Combined
	October 4, 2015	October 31, 2015
Assets
Current Assets
Cash and cash equivalents	$717,721	$273,979	$(233,020)	(b)	$758,680
Accounts receivable – net	23,941,900	2,435,791	—		26,377,691
Inventory – net	14,963,675	1,736,264	318,518	(f)	17,018,457
Prepaid expenses and other current assets:
Prepaid expenses and other	2,005,023	48,773	(300)	(c)	2,053,496
Deferred tax asset	996,188	162,550	(142,344)	(i)	1,016,394
Total current assets	42,624,507	4,657,357	(57,146)		47,224,718
Property, Plant, and Equipment – Net	20,646,791	409,650	565,593	(g)	21,622,034
Goodwill	19,213,958	—	9,531,575	(n)	28,745,533
Intangible Assets, net	20,881,353	—	7,331,207	(h)	28,212,560
Other assets
Investments – at cost	1,054,120	—	—		1,054,120
Deposits and other assets	116,318	18,843	(18,843)	(o)	116,318
Debt issuance costs	216,559	—	—		216,559
Total assets	$104,753,606	$5,085,850	$17,352,386		$127,191,842
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$13,662,037	$348,058	$—		$14,010,095
Current maturities of long-term debt	2,393,830	8,301	(8,301)	(e)	2,393,830
Income taxes payable	490,704	—	—		490,704
Accrued compensation	2,462,876	541,936	(297,010)	(d)	2,707,802
Other accrued liabilities	1,289,624	1,599,593	(1,505,158)	(o)	1,384,059
Total current liabilities	20,299,071	2,497,888	(1,810,469)		20,986,490
Long-term debt – net of current portion	14,508,613	—	16,142,829	(k)	30,651,442
Line of credit	15,668,213	—	5,603,182	(l)	21,271,395
Other long-term liabilities
Deferred tax liability	5,775,228	5,603	(797)	(i)	5,780,034
Other liabilities	88,032	—	—		88,032
Total liabilities	56,339,157	2,503,491	19,934,745		78,777,393
Redeemable Preferred Shares	—	13,768,368	(13,768,368)	(a)	—
Total stockholders’ equity (deficit)	48,414,449	(11,186,009)	11,186,009	(m)	48,414,449
Total liabilities and stockholders’ equity	$104,753,606	$5,085,850	$17,352,386		$127,191,842

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended October 4, 2015

	Historical Unique Fabricating, Inc.	Historical Intasco	Pro Forma Adjustments		Pro Forma Combined
	Nine Months Ended October 4, 2015	Nine Months Ended October 31, 2015
Net Sales	$107,682,183	$13,676,665	$—		$121,358,848
Cost of Sales	82,031,708	9,887,774	(8,495)	(q)	91,910,987
Gross Profit	25,650,475	3,788,891	8,495		29,447,861
Selling, General, and Administrative Expenses	17,267,099	1,333,324	978,049	(r)	19,578,472
Operating Income	8,383,376	2,455,567	(969,554)		9,869,389
Non-operating Income (Expense)
Investment income	230	—	—		230
Other income	18,789	198,893	—		217,682
Interest expense	(2,437,103)	(1,594)	(493,172)	(s)	(2,931,869)
Total non-operating expense	(2,418,084)	197,299	(493,172)		(2,713,957)
Income – Before income taxes	5,965,292	2,652,866	(1,462,726)		7,155,432
Income Tax Expense	1,941,564	714,293	(273,798)	(t)	2,382,059
Net Income	$4,023,728	$1,938,573	$(1,188,928)		$4,773,373
Other Comprehensive Income	—	379,802	(379,802)	(p)	—
Comprehensive Income	$4,023,728	$2,318,375	$(1,568,730)		$4,773,373
Net Income per share
Basic	$0.52			(j)	$0.61
Diluted	$0.51			(j)	$0.59

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended January 4, 2015

	Historical Unique Fabricating, Inc.	Historical Intasco	Pro Forma Adjustments		Pro Forma Combined
	Year Ended January 4, 2015	Year Ended January 31, 2015
Net Sales	$126,480,235	$18,364,415	$—		$144,844,650
Cost of Sales	95,020,102	12,722,955	1,568	(u)	107,744,625
Gross Profit	31,460,133	5,641,460	(1,568)		37,100,025
Selling, General, and Administrative Expenses	21,325,888	2,074,858	1,329,143	(v)	24,729,889
Operating Income	10,134,245	3,566,602	(1,330,711)		12,370,136
Non-operating Income (Expense)
Investment income	21,192	—	—		21,192
Other income	50,627	193,230	—		243,857
Interest expense	(3,667,400)	(2,053)	(725,746)	(w)	(4,395,199)
Total non-operating expense	(3,595,581)	191,177	(725,746)		(4,130,150)
Income – Before income taxes	6,538,664	3,757,779	(2,056,457)		8,239,986
Income Tax Expense	2,073,824	963,036	(333,547)	(t)	2,703,313
Net Income	$4,464,840	$2,794,743	$(1,722,910)		$5,536,673
Other Comprehensive Income	—	2,353,781	(2,353,781)	(p)	—
Comprehensive Income	$4,464,840	$5,148,524	$(4,076,691)		$5,536,673
Net Income per share
Basic	$0.66			(j)	$0.81
Diluted	$0.65			(j)	$0.80

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to the Unaudited Pro Forma Condensed
Combined Financial Statements
1. Description of Transaction
On April 29, 2016, two subsidiaries of Unique Fabricating, Inc., (the “Company”) acquired the business and substantially all of the assets of Intasco Corporation, a Canadian based tape manufacturer ,and 100% of the outstanding capital stock of Intasco USA, Inc., a United States based tape manufacturer (together “Intasco”). Intasco Corporation was purchased for total cash consideration of $21,046,549 USD and Intasco USA, Inc. was purchased for 70,797 of the Company's shares of common stock, with an estimated fair value of $890,626 USD. The purchase agreement included a potential purchase price adjustment provision based on the actual working capital acquired on the day of closing as compared to what was originally estimated at closing. On the date of closing, the Company paid a total working capital adjustment of $126,047 to Intasco, which is included in the total cash consideration paid above. After the acquisition closed, it was determined that Intasco owed the Company $212,823 for the working capital adjustment true-up based upon a post closing determination of working capital in accordance with the purchase agreement. There were also minor adjustments to the purchase price for foreign currency adjustments and future estimated tax amounts payable to the former owner in total of $21,659. This resulted in a preliminary net purchase price allocation of $21,746,011 as discussed in note 3 below.

On April 29, 2016, Unique Fabricating NA, Inc. (the “US Borrower”) and Unique-Intasco Canada, Inc. (the “CA Borrower”)(together the “Company”), the lenders from time to time party thereto and Citizens Bank, National Association (“Citizens”), as sole lead arranger, book runner and administrative agent for the lenders, entered into a Credit Agreement (the “New Credit Agreement”) providing for borrowings of up to the principal amount of $62.0 million. The New Credit Agreement is a senior secured credit facility and consists of a revolving line of credit of up to $30.0 million (the “New Revolver”) to the US Borrower, a $17.0 million principal amount term loan (the “US Term Loan”) to the US Borrower, and a $15.0 million principal amount term loan (the “CA Term Loan”) to the CA Borrower.

At Closing, the US Term Loan and the CA Term Loan were fully funded and the US Borrower borrowed $22.8 million under the New Revolver. The borrowings were used to finance the acquisition of Intasco Corporation, including working capital adjustments and amounts paid into escrow, and to repay the Company’s existing senior credit facility, which was terminated.
2. Accounting Policies
The Company will continue to review Intasco’s accounting policies. As a result of the ongoing review, the Company may identify differences between the accounting policies of the Company and Intasco that could have a material impact on the combined financial statements. At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements assume there are no differences in accounting policies between the Company and Intasco.
3. Allocation of Purchase Price to Identifiable Assets Acquired and Liabilities Assumed
Based on the results of valuation procedures performed, consideration paid and net assets acquired, the following table summarizes the acquisition date fair values of the assets acquired and liabilities assumed on the date of acquisition (April 29, 2016). Please note these results could change as the results are preliminary.

Cash	$18,250
Accounts receivable	2,146,082
Inventory	2,485,781
Deferred tax assets	4,600
Other current assets	74,194
Property, plant, and equipment	861,490
Identifiable intangible assets	7,331,207
Accounts payable and accrued liabilities	(716,079)
Total identifiable net assets	12,205,525
Goodwill	9,540,486
Total	$21,746,011

4. Pro Forma Adjustments
Adjustments included in the unaudited pro forma condensed combined financial statements in the column under the heading “Pro Forma Adjustments” represent the following:

(a)
Contains adjustments for redeemable preferred shares for Intasco employees that was excluded from the acquisition transaction; however, was included in the historical combined Intasco financial statements.

(b)	Reflects adjustment of $233,020 of cash reported by Intasco as cash; however, was an excluded asset.
(c)	Reflects adjustment of $300 of employee loans reported by Intasco as prepaid expenses; however, was an excluded asset.
(d)	Reflects adjustment of $297,010 for accrued incentive compensation reported by Intasco as accrued compensation; however, was an excluded liability.
(e)	Reflects adjustment of $8,301 for current maturities of long term debt reported by Intasco; however, was an excluded liability.
(f)	Reflects the fair value adjustment of $318,518 for inventory acquired in the acquisition.
(g)	Reflects the fair value adjustment of $565,593 for net property, plant, and equipment acquired in the acquisition.
(h)	Reflects the fair value adjustment of $7,331,206 for net intangible assets acquired in the acquisition.
(i)	Reflects adjustment of $142,344 of deferred tax assets and $797 for deferred tax liabilities reported by Intasco; however, was an excluded liability.
(j)
The number of weighted average basic and diluted shares used in the pro forma calculations of EPS include the actual weighted basic and diluted shares that existed at the date of the Company's respective statement of operations plus the 70,797 shares that were issued to the former Intasco owner on the date of acquisition as described in note 1.

(k)	Reflects adjustment of $16,142,829 to the long term debt for the amount that was borrowed on the date of the acquisition and represents consideration transferred in the acquisition.
(l)	Reflects adjustment of $5,603,182 to the line of credit for the amount that was borrowed on the date of the acquisition and represents the consideration transferred in the acquisition.
(m)	Reflects Intasco equity elimination as stockholders' equity for Intasco was eliminated and reset as a result of the acquisition.
(n)	Represents adjustment to goodwill needed in order for the pro forma adjustments in the condensed combined balance sheet to properly reflect the acquisition as if it had occured on October 4, 2015.
(o)
Reflects adjustment of $18,843 for personal expenses of the prior owner of Intasco owed to the Company and $1,505,158 of dividends the Company owed to the prior owner of Intasco that were not included in the acquisition.

(p)	Contains adjustments for comprehensive income related to the foreign currency translation adjustment on Intasco's redeemable preferred shares which were excluded from the acquisition transaction.
(q)
Reflects adjustment to cost of sales of $(8,495) for the nine month period in 2015 presented for the difference in depreciation expense based on the fair value purchase price allocated to property, plant, and equipment and actual depreciation expense in the historical combined Intasco financial statements.

(r)
Reflects adjustment to selling, general, and administrative expenses of $978,049 for the nine month period in 2015 presented for the difference in amortization expense based on the fair value purchase price allocated to intangible assets and actual amortization expense in the historical combined Intasco financial statements.

(s)
Reflects adjustment to interest expense of $493,172 for the nine month period in 2015 to show interest expense on the debt that would have been incurred in the period on the debt used to fund the acquisition.

(t)
Adjusted to reflect a combined federal and state income tax rate of 37% applied to the pro forma pre-tax earnings of Intasco. Assumes combined federal and state income tax rate of 37% applied to remaining pro forma adjustments.

(u)
Reflects adjustment to cost of sales of $1,568 for the twelve month period in 2014 presented for the difference in depreciation expense based on the fair value purchase price allocated to property, plant, and equipment and actual depreciation expense in the historical combined Intasco financial statements.

(v)
Reflects adjustment to selling, general, and administrative expenses of $1,329,143 for the twelve month period in 2014 presented for the difference in amortization expense based on the fair value purchase price allocated to intangible assets and actual amortization expense in the historical combined Intasco financial statements.

(w)	Reflects adjustment to interest expense of $725,746 for fiscal 2014 to show interest expense on the debt that would have been incurred in the period on the debt used to fund the acquisition.